EXHIBIT 99.1

PARADIGM SOLUTIONS APPOINTS PETER LAMONTAGNE AS PRESIDENT AND CHIEF OPERATING OFFICER

ROCKVILLE, MD, MAY 8, 2006 -- Paradigm Holdings, Inc. (OTCBB: PDHO), today announced the appointment of Peter B. LaMontagne to the position of President and Chief Operating Officer, effective May 15, 2006. In this capacity, LaMontagne will be responsible for directing the operations of the Company and providing leadership to the Company's federal and commercial business units. LaMontagne will report directly to Raymond A. Huger, Chairman and Chief Executive Officer of Paradigm Holdings, Inc.

Raymond A. Huger commented, "We are very excited to welcome Peter to Paradigm. He brings a wealth of experience in corporate, public company and operational leadership along with expertise in providing information technology solutions within the federal marketplace. His diverse background makes him the ideal addition to our talented organization, and his strong leadership presence will further position Paradigm for continued future success."

LaMontagne brings to Paradigm more than 17 years of National Security and technology solutions experience in the federal and commercial marketplace, most recently as the Senior Corporate Vice President of Information Assurance and Secure Systems for ManTech International, an information technology provider with annual revenues of approximately $1 billion. While at ManTech, he played a lead role in strategic planning, acquisitions, and execution of the growth strategy, including supporting the IPO and follow-on offering in 2002. LaMontagne also served as a U.S. Foreign Service Officer, specializing in East Asian political and economic affairs. He was posted at the U.S. Embassy in Beijing, China from 1993 to 1996. LaMontagne graduated magna cum laude from Bowdoin College in Brunswick, Maine where he majored in Government/Legal Studies and Classics.

Peter LaMontagne stated, "I am very pleased to join the Paradigm executive team and look forward to leading the organization in the execution of its growth strategy. This is an excellent opportunity to continue the Company's forward momentum and to drive positive shareholder returns."

ABOUT PARADIGM HOLDINGS, INC.:
Paradigm Holdings, Inc., parent company of Paradigm Solutions Corporation and Paradigm Solutions International, is headquartered in Rockville, Maryland. It is a full-service information technology and business solutions provider for numerous government and commercial enterprises. The company currently employs nearly 300 people across 12 states. Paradigm Solutions Corporation specializes in Infrastructure Support, Software Engineering, Continuity/COOP Planning, Emergency Management and Notification services for government customers. Paradigm Solutions International markets OpsPlannerTM disaster recovery and emergency management software and information technology security consulting to commercial enterprises. More information about Paradigm Holdings Inc. can be found at www.paradigmsolutions.com.

SAFE HARBOR STATEMENT:
This press release may contain forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. Paradigm Holdings, Inc. assumes no obligation to update the information contained in this press release. Future results for Paradigm Holdings, Inc. may be affected

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by its ability to continue to implement its government technology solutions, its dependence on the federal government and state and local governments and other federal government contractors as its major customers, timely passage of components of the federal budget, timely obligations of funding by the federal and state governments, its dependence on procuring, pricing and performing short-term government contracts, its dependence on hiring and retaining qualified professionals, potential fluctuations in its quarterly operating results, including seasonal impacts, its dependence on certain key employees and its ability to timely and effectively integrate the businesses it may acquire. For further information about forward-looking statements and other Paradigm Holdings, Inc. specific risks and uncertainties please refer to recent SEC filings for Paradigm Holdings, Inc., which are available from the Edgar Web site at www.edgar.org.


FOR MEDIA:                                   FOR INVESTORS:
Valeriya Sherman                             Sean Kirwan
VSherman@ParadigmSolutions.com               SKirwan@ParadigmSolutions.com
(240) 283-3432                               (240) 283-3429




                                  END OF FILING